Exhibit 2(ii)




                               STATE OF LOUISIANA

                        AMENDED ARTICLES OF INCORPORATION
                                       OF
                   GOLDEN OPPORTUNITY DEVELOPMENT CORPORATION
                            (A Louisiana Corporation)


         The undersigned directors, desiring to amend the Articles of Incorporation o form a corporation under the laws and constitution of the State of Louisiana, do hereby sign and deliver, in duplicate, the Division of Corporations and Commercial Code of the State of Louisiana these amended Articles of Incorporation for Golden Opportunity Development Corporation.



                                   ARTICLE ONE
                                      NAME

   The name of the Corporation is Golden Opportunity Development Corporation.

                                   ARTICLE TWO
                                     PURPOSE

       This corporation is organized to engage in any lawful activity for which corporations may be formed under the Business Corporation Law.

                                  ARTICLE THREE
                               BOARD OF DIRECTORS

         The affairs of the Corporation shall be governed by a Board of
                                   Directors.

                                  ARTICLE FOUR
                                AUTHORIZED SHARES

         The corporation shall have the authority to issue ten million (10,000,000) shares of common stock, $0.001 per value ("Common Stock"). Shares of any class of stock may be issued, without shareholder action, from time to time in one or more series as may from time to time be determined the board of directors. The Corporation's board of directors is hereby expressly granted authority, without the necessity of shareholder action, and within the limits set forth in the Louisiana business Corporation Law, to:



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         (a) designate in whole or in part, the  preferences,  limitations,  and relative rights of any class of shares before the issuance of any shares of that class;

         (b) create  one or more series within a class of shares, fix the number of shares of each such series, and designate, in whole or in part, the preferences, limitations, and relative rights of the series, all before the issuance of any shares of that series;

         (c) alter or revoke the preferences, limitations, and relative rights granted to or imposed upon any wholly unissued class of shares or any wholly unissued series of any class of shares; and

         (d) increase or decrease the number of shares constituting any series, the number of shares of which was originally fixed by the board of directors, either before or after the issuance of shares of the series; provided that, the number my not be decreased below the number of shares of the series then outstanding, or increased above the total number of authorized shares of the applicable class of shares available for designation as part of the series.

         The allocation between the classes, or among the series of each class, of unhnfited voting rights and the right to receive the net assets of the Corporation upon dissolution, shall be as designated by the board of directors. All rights accruing to the outstanding shares of the Corporation not expressly provided, or to the contrary, herein or in the Corporation's bylaws or in any amendment hereto or thereto shall be vested in the Common Stock. Accordingly, unless and until otherwise deigned by the Corporation's board of directors and subject to any superior rights as so designated, the Common Stock shall have unlimited voting rights and shall be entitled to receive the net assets of the Corporation upon dissolution.

         The capital stock of the Corporation shall be issued as fully paid, and the private property of the shareholders shall not be subject to pay debts, obligations, or liabilities of the Corporation, and no paid up stock, and no stock issued as fully paid up shall ever be assessable or assessed.

         The holders of shares of capital stock of the Corporation shall not be entitled to preemptive or preferential rights to subscribe to any unissued stock or any other securities which the Corporation may now or hereafter be authorized to issue.

         The Corporations's capital stock may be issued and sold from time to time for such consideration as may be fixed by the board of directors.

         The shareholders shall not possess cumulative voting rights.



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                                 ARTICLE FIVE
                                 CONTROL SHARES

         No shareholder shall have the right to demand payment for his or her shares in the event of a control share acquisition as provided in Louisiana's Business Corporation Law or successor statute of like tenor, which section shall not be applicable to the Corporation.

                                   ARTICLE SIX
                               PERPETUAL EXISTENCE

               The period of existence of the Corporation shall be
                                   perpetual.

                                  ARTICLE SEVEN
                                     BYLAWS

         The bylaws of the Corporation shall be adopted by its board of directors. The power to alter, amend, or repeal the bylaws, or to adopt new bylaws, shall be vested in the board of directors, except as otherwise may be specifically provided by law or in the bylaws.

                                  ARTICLE EIGHT
                             SHAREHOLDER'S MEETINGS

         Meetings of shareholders shall be held at such place within or without the State of Louisiana as may be provided by the Corporation's bylaws. Special meetings of the shareholders may be called by the president or any other executive officer of the Corporation, the board of directors, or any member thereof, or by the record holder or holders, of at least ten percent (1O%) of all shares entitled to vote at the meeting. Any action otherwise required to be taken at a meeting of the shareholders, except election of directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by shareholders having at least a majority of the voting power.





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


                                  ARTICLE NINE
                             LIMITATION ON LIABILITY

         To the fullest extent permitted by the Louisiana Business Corporation Law or any other applicable law as now in effect or as it may hereafter be amended, a director of the Corporation shall have no personal liability to the Corporation or its shareholders for monetary damages for any action taken or failure to take any action as a director.

                                   ARTICLE TEN
                                 INDEMNIFICATION

         To the fullest extent permitted by the Louisiana Business Corporation Law or any other applicable law as now in effect or as it may hereafter be amended, the Corporation shall indemnify directors and executive officers as defined in the bylaws. The Corporation may indemnify employees, fiduciaries, and agents to the exert provided for in the bylaws or authorized by the board of directors.

                                 ARTICLE ELEVEN
                                REGISTERED AGENT

         The address of the  Corporation's  registered  office is 427  Lafayette
Street,   Baton  Rouge,   Louisiana.   The  name  of  registered  agent  at  the
Corporation's registered office is Richard Surber.

         I hereby accept my appointment as registered agent for the Corporation:


         Dated this  30  day of  Mar                  , 1999
                                 ---------------------


                       /s/ Richard Surber
                     -----------------------------
                        Registered Agent





                                 ARTICLE TWELVE
                                    DIRECTORS

         The name and address of the Corporation is as follows:

             NAME AND TITLE                    ADDRESS

             Richard Surber           268 W. 400 S. #300 SLC,UT 84101
             Bonnie Jean Tippetts     3432 S. 575 W. Ste.  C Bountiful, UT 84010


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         IN WITNESS WHEREOF,  the undersigned director affirms and acknowledges, under penalties of perjury, that the foregoing instrument is their act and deed and that the facts stated herein are true.

DATED this 30 day of       Mar              ,  1999.
                       -----------------------



                                     /s/ Richard Surber
                                   -----------------------------------
                                   Richard Surber, President, Director


                                    /s/ BonnieJean C Tippetts
                                   -----------------------------------
                                   BonnieJean Tippetts, Secretary, Director



State of Utah        )
                     )ss.
County of Salt Lake  )

         On the 30 day of Mar 1999 before me, a Notary Public, personally appeared Richard Surber, who is personally known to me to be an officer of Golden Opportunity Development Corporation (or proved to me on the basis of satisfactory evidence) and who by me duly sworn (or affirmed), did say that he is a director of Golden Opportunity Development Corporation, and that said document was signed on behalf of said Corporation.







                                           /s/ BonnieJean C Tippetts
                                           -----------------------------
                                           Notary Public





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State of Utah             )
                          )  ss.
County of Salt Lake       )

   On the 30  day of March, 1999 before me, a Notary Public, personally appeared
                    ------

BonnieJean Tippetts, who is personally known to me to be an officer of Golden Opportunity Development Corporation (or proved to me on the basis of satisfactory evidence) and who by me duly sworn (or affirmed), did say she is a director of Golden Opportunity Development Corporation, and that said document was signed on behalf of said Corporation.



                                                        /s/ Bethany Stringham
                                                      -------------------------
                                                      Notary Public
















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                                  EXHIBIT "'A"

                      TO AMENDED ARTICLES OF INCORPORATION
                                       OF
                   GOLDEN OPPORTUNITY DEVELOPMENT CORPORATION
                CERTIFICATE AND REPORT OF INSPECTOR OF ELECTIONS
         I, the undersigned duly appointed Inspector of Elections at the Special
Meeting  of   Shareholders   ("Meeting")  of  Golden   Opportunity   Development
Corporation, a Louisiana Corporation (the "Corporation") held on March 13, 1999, do hereby report:

        (1) The number of shares of connnon stock of the Corporation issued and outstanding and entitled to vote at the Meeting was 100,000.

        (2) There were present at the Meeting, in person or by proxy, 1 stock-holder holding shares of common stock representing 51 % of the total common stock issued and outstanding and entitled to vote.

        (3) The following votes were cast by the stockholders at the Meeting for the (2) proposals-.

                                           Votes For  Votes Against  Abstentions
      I.  To amend the  Company's
          By-laws and  Articles to
          allow for an increase in the
          number of authorized shares to
          ten million as attached hereto.
          ("Proposal")                      51,000         0               0
                                          ---------    ----------     ---------

    II.   To ratify the actions taken by
          the Board of Directors since the
          last shareholders' meeting.
          ("Proposal 2")                    51,000         0               0
                                          ---------    ----------     ----------

   III.   To approve the issuance of ten
          million shares to Hudson
          Consulting Group, Inc.
          ("Proposal 3")                       0        51,000             0
                                          ---------    ----------     ----------

    IV.   To approve the issuance of One
          Hundred Twelve Thousand Five
          Hundred Twenty Three shares
          to Innovative Property
          Development Corporation.
          ("Proposal 4")
                                           51,000          0               0
                                         ----------   ----------      ----------



Date-.  March 16, 1999                                     /s/Melinda Druce
                                                          ----------------
                                                          Melinda Druce
                                                          Inspector of Elections

                                                          (DOMESTIC/FOREIGN)




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                     AFFIDAVIT OF ACCEPTANCE OF APPOINTMENT
                         BY DESIGNATED REGISTEFIED AGENT
                                 ACT 769 OF 1987



To the State Corporation Department
State of Louisiana

STATE OF UTAH

PARISH/COUNTY OF SALT LAKE

On this 8th day of April        1999 , before me, a Notary Public in and for the
        ---        ------------ -----
State and Parish aforesaid, personally came and appeared Richard D. Surber who is to me known to be the person, and who, being duly sworn, acknowledged to me that he does hereby accept appointment as the Registered Agent of Golden Opportunity Development Corporation which is a Corporation authorized to transact business in the State of Louisiana pursuant to the provisions of the Title 12, Chapter 1, 2 and 3.



                                                   /s/ Richard Surber
                                                  ----------------------------
                                                       REGISTERED AGENT
Subscribed and sworn to before
me on the day, month, and year
first set forth

                  /s/ BonnieJean C Tippetts
                  --------------------------------
                  NOTARY PUBLIC


               NOTE: If the Agent is a Corporation authorized to act as an agent then the affidavit must be executed by an officer of the corporation.

     SS 388 (9/87)


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